Exhibit 99.2

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Kenneth Julian 717.730.3683 kjulian@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION ANNOUNCES PUBLIC OFFERING OF

$250 MILLION OF SENIOR NOTES

CAMP HILL, PA (June 1, 2015) … Harsco Corporation (NYSE: HSC) (the “Company”) today announced the commencement of its registered public offering, subject to market and other conditions, of $250 million aggregate principal amount of senior notes due 2020 (the “Notes”).

The Company intends to use the net proceeds from the offering of the Notes to fund a cash tender offer for any and all of its outstanding 2.700% Senior Notes due 2015, with any remaining proceeds from the offering to repay borrowings under its revolving credit facility, subject to certain limitations, and any remaining proceeds thereafter for general corporate purposes.

Citigroup, Credit Suisse, HSBC, J.P. Morgan, MUFG, RBC Capital Markets and US Bancorp are acting as joint book-running managers for the offering.

The offering will be made pursuant to the Company’s shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov. A preliminary prospectus supplement and accompanying prospectus will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, via telephone at 800-831-9146, or by emailing Prospectus@citi.com; Credit Suisse Securities (USA) LLC, One Madison Avenue, New York, NY 10010, Attention: Prospectus Department or via telephone at 800-221-1037; HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, NY, 10018 or via telephone at 866-811-8049; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or via telephone at 866-803-9204; Mitsubishi UFJ Securities (USA), Inc., 1633 Broadway, 29th Floor, New York, NY 10019, Attention: Capital Markets Group or via telephone at 877-649-6848; RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, NY 10281, Attention: High Yield Capital Markets or via telephone at 877-280-1299; and U.S. Bancorp Investments, Inc., 214 N. Tryon Street, 26th Floor, Charlotte, NC 28202, Attention: Non-Investment Grade Syndicate or via telephone at 877-558-2607.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The tender offer is being made solely pursuant to the Offer to Purchase dated as of June 1, 2015, the related Letter of Transmittal and the Notice of Guaranteed Delivery, which set forth the complete terms of the tender offer.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the terms of the offering and the Notes and the use of proceeds from the offering, and the tender offer, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those reflected in the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. There are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, those set forth in the risk factors listed from time to time in our reports filed with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

About Harsco Corporation

Harsco’s diversified services and engineered products serve major industries that are fundamental to worldwide economic progress, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P MidCap 400 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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